                                                                    [ORMAT LOGO]

PRESS RELEASE

FOR IMMEDIATE RELEASE
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Ormat Technologies Contact:                 Investor Relations Contact
Dita Bronicki                               Jeff Corbin/Lee Roth
CEO and President                           KCSA Worldwide
+1-775-356-9029                             212-896-1214/212-8961209
dbronicki@ormat.com                         jcorbin@kcsa.com/lroth@kcsa.com
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         ORMAT TECHNOLOGIES SECURES $25 MILLION CONTRACT FOR GEOTHERMAL
                       POWER PLANT IN THE AZORES ISLANDS

SPARKS, NEVADA, FEBRUARY 14 2005 -- Ormat Technologies, Inc. (NYSE: ORA)
announced today that two of its subsidiaries have entered into Supply and
Engineering Procurement contracts for a new geothermal power plant to be constructed on Sao Miguel Island in the Azores. The contracts are for a total of
19,151,422 Euro (approximately $25 million), with construction on the power plant expected to be completed within 19 months from the contract date.

The customer, a subsidiary of the local Electric Company in the Azores Islands, has purchased two Geothermal Power Plants from ORMAT in the past.

The new power plant is expected to contribute to the efforts of the local authorities to have the base load needs of the Island provided by dependable, indigenous and clean geothermal power. The new plant will optimize energy utilization by converting into electric power energy from both geothermal steam and brine from geothermal wells. Unlike the flash steam turbine plants which consume water in the cooling towers, the new plant will use air-cooled condensers which enable 100% geothermal fluid reinjection. The 100% reinjection serves both to sustain the reservoir and to produce electrical power with virtually no environmental impact. It will utilize the hi-performance hi-efficiency organic turbine developed by ORMAT for geothermal and recovered-energy applications. The two existing ORMAT plants on the Island already use air-cooled condensers.

Lucien Y. Bronicki, Chairman of the Board and Chief Technology Officer of Ormat
Technologies, said, "This contract marks our third Geothermal Power plant on the
Island of Sao Miguel, Azores, which demonstrates the effectiveness and reliability of our solutions. The plant will be added to about 700 MW of
Ormat-supplied geothermal power in 18 countries. This increase further reinforces the applicability and effectiveness of ORMAT's geothermal solutions for island grids, in addition to larger national grids. "

Mr. Bronicki continued, "The Azores Islands are a significant resource for geothermal development, which we believe will provide Ormat with additional growth opportunities that we look forward to developing."

ABOUT ORMAT TECHNOLOGIES
Ormat Technologies, Inc. is a vertically integrated company primarily engaged in the geothermal and recovered energy power business. The company designs, develops, builds, owns and operates geothermal power plants and also designs, develops and builds and plans to own and operate recovered energy-based power plants. Additionally, the company designs, manufactures and sells geothermal and recovered energy power units and other power generating equipment and provides related services. Founded in 1994, the company currently has operations in the
United States, Israel, Guatemala, Kenya, Nicaragua and the Philippines.

SAFE HARBOR STATEMENT
Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities
Litigation Reform Act of 1995. These forward-looking statements generally relate to the company's plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in the Company's Prospectus filed with the Securities and Exchange Commission on November 12, 2004.

  THESE FORWARD-LOOKING STATEMENTS ARE MADE ONLY AS OF THE DATE HEREOF, AND WE
   UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE THE FORWARD-LOOKING STATEMENTS,
       WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                               [PICTURE OMITTED]

           SOGEO's Two Geothermal Power Plants in Sao Miguel, Azores,
                           built by ORMAT; 1994, 1998.

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